UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

September 29, 2008

Date of report (Date of earliest event reported)

IPTIMIZE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52830	84-1471798
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

1720 S. Bellaire Street, Suite 200, Denver, CO 80222

(Address of principal executive offices, including zip code)

(303) 268-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers:

(b) On September 23, 2008, and pursuant to a unanimous written consent in lieu of a special meeting of the Board of Directors of the Registrant of which there are no committees (the “Unanimous Consent”), Clinton J. Wilson, resigned as a Director of the Registrant but continued as the Registrant’s President.

(d) On September 29, 2008, and pursuant to a unanimous consent, Jeffrey R. Galgano, Michael Geller and Martin Grusin were elected as members of the Registrant’s Board of Directors. The Company appointed the three new directors to fill the position held by Mr. Wilson and add two new board members to complete its board to its authorized number. The Board of Directors then met and appointed members to fill the positions of its three committees authorized in its corporate governance.

The following is a brief summary of the business experience of Mr. Galgano:

Mr. Galgano has been President and a Director of the privately-held Sentinel Technologies, Inc. and CFO of Sentinel’s operating company Tidel Enginnering, L.P. since October 2006. Tidal designs, manufactures and sells timed access cash management technology platforms and machine networks used by convenience stores, restaurants and other retailers. Mr. Galgano developed extensive expertise in brokerage and investment banking leading the Denver Corporate Finance office as Managing Director of Stifel Nicolaus & Company, Inc. and as Managing Director of A.G. Edwards & Sons, Inc.’s Denver Corporate Finance office earlier in his career. Mr. Galgano holds an MBA from the J.L. Kellogg Graduate School of Management, Northwestern University and a BSC from DePaul University.

The following is a brief summary of the business experience of Mr. Geller:

Mr. Geller brings manufacturing, retail and distribution knowledge to the IPtimize board, having worked with Seagram Distillers for 11 years, eventually leaving his division vice presidency to pursue other interests. He has been CEO of Beverage Distributors, the Chairman at Best Card LLC, the Chairman of Lowell 17 Hospital and the President of the Colorado Wholesalers Association. At one point, Mr. Geller was lauded by Time Magazine with the national recognition of being named the Wholesaler of the Year. Mr. Geller has a BBA in Marketing and Accounting from Pace University.

The following is a brief summary of the business experience of Mr. Grusin:

Mr. Grusin, a specialist in finance, taxation and law, is an actively practicing attorney who specializes in tax planning for individuals and corporations, real estate, real estate planning and development matters, estate planning, and banking. He is a principal in the Law Office of Martin A. Grusin, P.C. and was formerly, for 24 years prior to now, a principal in the firm of

Johnson, Grusin, Kee & Surprise, P.C. In addition to his law practice, he has served as President and Chief Executive Officer and as a member of the board of directors of United American Bank and its holding company, W.B.T. Holding Company, and he has served as an associate professor at the University of Arkansas in the Graduate School of Engineering. Mr. Grusin received a B.S. degree from the University of Memphis and received his J.D. from University of Memphis School of Law and an L.L.M. (Tax Specialty) from the University of Miami School of Law. He is a member of the Memphis Bar Association, Tennessee Bar Association, and the Tax Committee of the American Bar Association.

Item 8.01	Other Events

September 29, 2008, the Company issued a press release announcing the appointment of three board of directors members. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit No.	Exhibit Title.

	Exhibit 99.1	Press Release dated September 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Iptimize, Inc.

Date: September 30, 2008	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer